Ham, Langston & Brezina, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS  Letterhead

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement on Form S-8 of Gene-Cell, Inc. of our report, dated April 8, 2002, on our audits of the consolidated financial statements of Gene-Cell, Inc. for the years ended December 31, 2001 and 2000, which report appears in the December 31, 2001 annual report on Form 10-KSB of Gene-Cell, Inc. We also consent to the reference to our firm under the caption "Experts".


     /s/ Ham, Langston & Brezina, L.L.P.



Houston, Texas
August 14, 2002